INDEPENDENT CONSULTING AGREEMENT
Atari, Inc., a Delaware corporation, with an address of 417 Fifth Avenue, New York, NY 10016 (“Atari”), hereby contracts with Ann E. Kronen (“Consultant”), to render services in accordance with the terms and conditions of this agreement, effective as of Tuesday, August 1, 2006 (the “Effective Date”). The parties hereby agree as follows:
1.	Introduction.
(a)	Atari is engaged in projects (collectively, the “Project”) directed toward the design, development, and exploitation of interactive entertainment products.

(b)	Consultant shall render certain business, technical and/or creative activities in connection with the Project, as more fully specified below and in Exhibit A to this Agreement. Consultant accepts such engagement.
2.	Engagement.
(a)	Subject to the terms and conditions of this agreement, Atari hereby retains Consultant as an independent consultant for a period (the “Consulting Period”) beginning on the August 1, 2006 and ending March 31, 2007. Consultant‘s primary contact at Atari shall be Bruno Bonnell, Chief Creative Officer and Chairman of the Board, or such other person or persons who may be appointed by Atari (the “Atari Representative”).

(b)	The parties expressly acknowledge and agree that Atari is engaging Consultant as an independent contractor. Consultant shall not have the right, power, or authority to bind Atari or to make any contract or other agreement or assume or create any obligation or liability, express or implied, on Atari’s behalf.

(c)	Without limiting the generality of the foregoing, Consultant hereby agrees to conduct all activities hereunder in Consultant’s own name.
3.	Compensation.

Atari shall pay Consultant a consulting fee at the rate $15,000.00 (gross) per month payable at the last day of the month. Payments will be made to Ann E. Kronen. Atari shall reimburse Consultant on a monthly basis for pre-approved, reasonable and necessary expenses incurred by Consultant on behalf of Atari in the performance of Consultant’s duties during the Consulting Period (including but not limited to reasonable travel expenses) which are otherwise acceptable in accordance with Atari’s standard expense reimbursement practices for its independent contractors and which have been approved in advance by the Atari Representative. Consultant shall submit expenses for reimbursement in writing with supporting receipts and documentation in accordance with the Internal Revenue Code and Regulations or as otherwise required under Atari’s expense reimbursement procedures in effect from time to time.

4.	Cooperation.

Consultant shall use her best efforts in the performance of her obligations under this Agreement. Consultant shall cooperate with Atari’s personnel, shall not interfere with the conduct of Atari’s business and shall observe all of Atari’s rules, regulations and security requirements concerning the safety of persons and property real and intellectual.

5.	Equipment.

Atari shall provide Consultant with reasonable and necessary equipment required to perform required tasks. Any equipment provided by Atari, or the purchase of which is funded by Atari, in connection with this agreement, including all associated licenses, warranties, manuals and documentation shall be and remain with Atari. During the Consulting Period, all such equipment shall be used solely for purpose of work associated with Atari. Upon the conclusion of the Consulting Period, or any other termination of this agreement, all such equipment shall be returned to Atari promptly.

6.	Term and Termination.
(a)	The Consulting Period will automatically renew on a yearly basis, beginning April 1, 2007 unless either party chooses not to renew, which will require a 30 day written notice from the non-renewing party to the other party.

(b)	Either party may terminate this agreement upon written notice for any material breach of this agreement. This provision does not affect Atari’s right under Section 14 hereunder.

(c)	Subject to the provisions of section 6(b) above, the termination, cancellation or expiration of this agreement will not affect any rights of either party which may have accrued up to the date of such termination or expiration. In addition, the provisions of Sections 7 through 16 below shall survive any termination, cancellation or expiration of this agreement.
7.	Confidentiality and Security.

Consultant recognizes and agrees that in the course of performing services hereunder Consultant will generate or otherwise become privy to written or orally conveyed information that is proprietary or confidential to Atari, its affiliates, or their customers and/or to other parties to whom they may have confidentiality obligations. This information may include, without limitation, plans to introduce new products or services (including in this regard the existence of the Project), methods of doing business, planned transactions, market information, pricing information, supply sources, license and contract terms, information pertaining to customers’ businesses, non-public financial data and operating results, system and component designs, specifications, computer software and technical information. Consultant understands that Atari and/or such affiliates, customers and other parties regard such information as trade secrets, and Consultant will employ Consultant’s best efforts to assure the continued confidentiality thereof. Consultant will not disclose such information to anyone or use it for any purpose other than the performance of Consultant’s services hereunder. Consultant will take all reasonable measures to prevent any unauthorized person from gaining access to such information and to prevent such information from being accessed, disclosed or used in any unauthorized manner, including complying strictly at all times with all applicable physical and computer system security procedures. Consultant will not break or attempt to break any of Atari’s (or such affiliates’, customers’ or other persons’) security systems, or obtain, or attempt to obtain access to any program or data other than those to which Consultant has been given access in writing. Upon any termination, cancellation or expiration of this agreement or at Atari’s request at any other time, Consultant will deliver to Atari all materials in tangible form containing any of the information referred to in this Section 7, shall purge any and all copies thereof from all files and storage media retained by Consultant, and shall retain no archival or other copies thereof whatsoever. Further in such event, Consultant shall return any keys, security passes, equipment or other items or property supplied to Consultant by Atari or by any such affiliate, customer or other person.

8.	Non-Solicitation.

Consultant agrees that during the Consulting Period and for six months thereafter, Consultant will not, directly or indirectly, without Atari’s prior written consent, employ, or engage as an independent contractor, or solicit such employment or engagement, any individual who at the time of such solicitation is engaged as an employee of Atari or its affiliates.

9.	Ownership of Work Product.
(a)	Atari shall own all patent, copyright, trademark, trade secret, mask work or other intellectual property rights, and all applications for or to register any such rights and all rights of priority under international conventions with respect thereto (“Intellectual Property”) in and to the work product created by or for Consultant in connection with the performance of this agreement including without limitation all reports, programs and data compilations. Consultant hereby assigns and agrees to assign to Atari Consultant’s entire right, title and interest therein. Consultant has and shall have no rights in or to the work product created by Consultant. Consultant shall reserve no rights in nor shall Consultant have the right to use or reuse any such materials itself or for any other client or customer.

(b)	Consultant agrees that promptly upon the request of Atari Consultant will execute and deliver, and cause its employees and subcontractors (if any) and such subcontractors’ employees to execute and deliver, to Atari, or to such third party as Atari may direct, without further compensation, any and all powers of attorney, assignments, applications and other papers which may be necessary or desirable fully to secure to and perfect in Atari (or such third party) the rights in the Intellectual Property subject to Subsection 9(a) above, in the United States and in any foreign country. Consultant agrees to assist Atari, and to cause its employees and subcontractors (if any) hereunder and such subcontractors’ employees to assist Atari in every proper way (including without limitation, appearing as a witness to provide testimony), entirely at Atari’s expense and for Atari’s benefit, in connection with prosecuting, securing, maintaining, enforcing and defending any such Intellectual Property.

(c)	Consultant shall notify Atari in writing prior to using in the performance of Consultant’s services hereunder or in connection with any work product to be provided hereunder, any material subject to any Intellectual Property rights of Consultant or any third party. Atari shall have the royalty-free right to use in its business, and to make, use and sell products, processes, and/or services (“Works”) derived from any such Intellectual Property. Such rights shall include without limitation the rights to adapt such Works to, and to distribute and exploit them in any and all transmission, storage, display and performance media now known or hereafter developed.

(d)	Consultant expressly assigns to Atari any and all rights of paternity or integrity, rights to claim authorship, to object to any distortion, mutilation or other modification of, or other derogatory actions in relation to any of Consultant’s work product delivered to Atari, whether or not such would be prejudicial to Consultant’s honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty (collectively “Moral Rights”), regardless of whether such right is denominated or generally referred to as a moral right. Consultant hereby irrevocably transfers and assigns to Atari any and all Moral Rights that Consultant may have in any of Consultant’s work product delivered to Atari. Consultant hereby forever waives and agrees never to assert any and all Moral Rights Consultant may have in any of Consultant’s work product delivered to Atari.

(e)	As between Consultant and Atari, work owned by Consultant prior to the date of this agreement which does not incorporate or rely upon any materials owned or controlled by Atari or its affiliates will remain the property of Consultant.
10.	Representations and Warranties.

Consultant represents, warrants and covenants that neither the performance of the services to be rendered hereunder nor any work product to be furnished hereunder, or the making, use or sale of such work product, will infringe, misappropriate or violate any Intellectual Property of any third party. Consultant further represents, covenants and warrants that the entering into and performance of this agreement does not and will not violate, conflict with or result in a material default under any contract, lien or other legal requirement to which Consultant is a party or by which Consultant or Consultant’s properties are bound. In addition, Consultant represents and warrants that Consultant will not introduce, and take reasonable measures so as to avoid the introduction, into any computer software system or software of Atari, whether as part of Consultant’s work product hereunder or otherwise, any virus, time bomb, worm or other device, program or routine which was designed to corrupt or destroy programs, data or storage media, or cause a computer or communications system to malfunction or to stop functioning. Consultant also represents and warrants that all services shall be performed with all necessary care, skill, and diligence.

11.	Indemnification.

Consultant agrees to indemnify and hereby does indemnify, defend and hold harmless Atari, its affiliates, and their respective officers, directors, employees, distributors, agents, customers and licensees from and against any liability, damage or expenses (including without limitation attorneys’ fees) based on the untruth or breach of any representation, warranty or covenant contained in this agreement.

12.	Independent Contractor; Payment of Taxes.

Consultant is not a partner, agent employee or joint venture of the Company. Consultant is and shall be deemed an independent contractor, and shall be solely responsible for and pay when due all estimated tax, withholding, social security, disability, unemployment, self employment and other taxes imposed on Consultant by the U.S. government or any other domestic or non-domestic, federal, state, or local tax jurisdiction.

13.	Severability.

In the event that any provision of this agreement shall be deemed by any tribunal of competent jurisdiction to be in any respect or unenforceable, it shall be modified only as necessary to render it enforceable, and shall be enforced accordingly. In the event that, notwithstanding the foregoing, a tribunal of competent jurisdiction shall refuse to enforce any of the provisions contained in this agreement, then the unenforceable provision shall be deemed eliminated from this agreement for the purpose of such enforcement to the extent necessary to permit the remaining provisions hereof to be enforced.

14.	Specific Performance.

Consultant recognizes that any breach of the terms of this agreement (including but not limited to the terms of Sections 7 through 11 above) may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly, the parties agree that, in addition to all other remedies available to it, Atari shall be entitled to enforce the terms of this agreement by an injunction or a decree of specific performance, without posting bond therefore.

15.	Notices.

All notices required or permitted hereunder shall be in writing and delivered by hand or sent by facsimile transmission confirmed by first class mail or by recognized overnight service (such as UPS or Federal Express); shall be deemed effective upon hand delivery or the earlier of receipt of the facsimile copy or the confirmation copy thereof. Notices to Consultant shall be sent to the address on record with the Company’s Human Resources Department. Notices to Atari shall be sent to:
Atari, Inc.
417 Fifth Avenue
New York, NY 10016
Attention: Human Resources Department
16.	General Provisions.
(a)	This agreement may not be assigned or delegated by Consultant without the prior written consent of Atari, which consent may be withheld or continued in Atari’s sole discretion.

(b)	This agreement shall be governed by the internal substantive laws of the State of New York, without regard to any choice of law rules. Consultant and Atari each hereby consent to the jurisdiction of, and confer exclusive jurisdiction upon, any state or federal court for or within the State of New York, over any action, suit or proceeding arising out of or related to this agreement, and Consultant located in Manhattan, and Atari hereby irrevocably waives any objection which the Consultant may now or hereafter have to the laying of venue of any such action, suit or proceeding arising out of or related to this agreement brought in any such court, and hereby irrevocably waives any claim that any such action, suit or proceeding in such a court has been brought in an inconvenient forum.

(c)	No delay or omission by Atari in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by Atari on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(d)	This agreement sets forth the entire agreement between the parties regarding the engagement of Consultant by Atari and supersedes all prior negotiations, understandings, and agreements, oral or written. This agreement may be modified only by an instrument in writing signed by the party sought to be bound by such modification.
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TERMS ACCEPTED:
In witness whereof, the parties hereto have each caused this agreement to be executed and delivered by its duly authorized officer or representative as of the date first set forth above.

Ann E. Kronen	ATARI, INC.
(“Consultant”)	(“Atari”)

/s/ Ann E. Kronen	/s/ Bruno Bonnell

(Signature)	(Signature)
Ann E. Kronen	Bruno Bonnell

(Print Name)	(Print Name)
Consultant	Chairman

(Title)	(Title)
11/8/06	11/8/06

(Date Signed)	(Date Signed)